SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934, as amended

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement      [_] CONFIDENTIAL, FOR USE OF THE
                                          COMMISSION ONLY (AS PERMITTED BY
                                          RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        CATALYST INTERNATIONAL, INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previously filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (4) Date Filed:
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Notes:

                                  LOGO

                        CATALYST INTERNATIONAL, INC.
                         8989 North Deerwood Drive
                        Milwaukee, Wisconsin 53223

                            __________________


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               April 27, 1998


To the Stockholders of Catalyst International, Inc.:

   The 1998 Annual Meeting of Stockholders of Catalyst International, Inc. will be held at the offices of the Company, 8989 North Deerwood Drive, Milwaukee, Wisconsin 53223, on Monday, April 27, 1998 at 8:00 a.m., local time, for the following purposes:

      (1) To elect one Class III Director to serve for a three-year term;
      (2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1997; and
      (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   Stockholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS IMPORTANT. HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE ANNUAL MEETING TO BE HELD. THEREFORE, YOU ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.


                                   By Order of the Board of Directors,

                                   /s/ Mark T. Ehrmann
                                   Mark T. Ehrmann, Secretary

March 25, 1998

                                  LOGO
                       CATALYST INTERNATIONAL, INC.
                        8989 North Deerwood Drive
                        Milwaukee, Wisconsin 53223

                          -------------------

                            PROXY STATEMENT
                          -------------------

                    ANNUAL MEETING OF STOCKHOLDERS
                             April 27, 1998
                          --------------------


   The enclosed proxy is solicited by the Board of Directors of Catalyst International, Inc. for use at the Company's 1998 Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

   Only holders of record of the 6,663,071 shares of Common Stock outstanding at the close of business on March 13, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The presence, in person or by proxy, of a majority of the shares of the Common Stock outstanding on the Record Date will constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the quorum. Neither abstentions nor broker non-votes will have an impact on the election of Directors. With respect to Proposal Two, abstentions and broker non-votes will have the same effect as a vote against the proposal. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

   This Proxy Statement, Notice of Annual Meeting of Stockholders and the accompanying proxy card, together with the Company's Annual Report to Stockholders, including audited financial statements for the year ended December 31, 1997, are being mailed to stockholders of the Company commencing on or about March 25, 1998.

   IF THE ACCOMPANYING PROXY CARD IS PROPERLY SIGNED AND RETURNED TO THE COMPANY AND NOT REVOKED, IT WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREON. EACH STOCKHOLDER MAY REVOKE A PREVIOUSLY GRANTED PROXY AT ANY TIME BEFORE IT IS EXERCISED BY WRITTEN NOTICE OF REVOCATION OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY.

                               PROPOSAL ONE
                           ELECTION OF DIRECTOR

   The Company's directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of the Director in Class III expires at the 1998 Annual Meeting.
The Board of Directors proposes that the nominee described below, who is currently serving as a Class III Director, be elected as a Class III Director for a new term of three years ending at the Company's 2001 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

   The nominee receiving the largest number of affirmative votes cast will be elected as a Class III Director.

                            NOMINEE FOR DIRECTOR

                 Class III Director (term to expire in 2001)

	Name						Principal Occupation and Directorships
   ----                 --------------------------------------
[C]                     [S]
Roy J. Carver  .. . . . Mr. Carver has served as a Director of the Company
  Age 54                since April 1994.  Since 1982, Mr. Carver has served
                        as Chairman of the Board of Carver Pump Company (a
                        manufacturer of pumps and related products).  Since
                        1982, Mr. Carver has served as a Director of Bandag,
                        Inc. (a tire retreading company).

                            CONTINUING DIRECTORS

                  Class I Directors (term expiring in 1999)
Sean P. McGowan  . . .  Mr. McGowan has served as a Director of the Company
  Age 38 since April 1997. From August 1997, Mr. McGowan has served as President and Chief Executive Officer of the Company. From January 1997 until August 1997, Mr. McGowan served as President and Chief Operating Officer of the Company. From May 1996 until January 1997, Mr. McGowan served as Senior Vice President - North American Operations of the Company. Prior to joining the Company, Mr. McGowan served as General Manager and as Sales Manager at Professional Control Corporation from 1991 to 1996; as General Manager and part-owner of All-Prox Distribution Services, Inc., from 1986 to 1991 and as a salesman for Sencon, an Industrial Controls corporation, with territories including the East Coast and Midwest from 1982 to 1985.

James F. Goughenour . . Mr. Goughenour has served as Director of the Company
 Age 60 since January 1997. Since June 1997, Mr. Goughenour has served as Vice President of Technology, Planning and Operations Services at Sealy, Inc. Prior thereto, Mr. Goughenour served successively as Vice President of Information Technologies, Customer Service, Distribution, Logistics, and Process Improvement & Technology for HON Industries (a manufacturer of office furniture and fireplaces).

                  Class II Directors (term to expire in 2000)
Douglas B. Coder . . .  Mr. Coder has served as a Director of the Company
  Age 62 since July 1992 and as Chairman of the Board since January 1997. Mr. Coder has served as a principal of the Coder Company (a real estate brokerage firm) and DBC Realty (a real estate holding company) since 1969 and 1971, respectively.

Terrence L. Mealy  . .  Mr. Mealy has served as a Director of the Company
  Age 67 since July 1992. Mr. Mealy has been an attorney in private practice since 1957 and is a member of the State Bar of Iowa.

   The Board of Directors recommends you vote FOR the election of the individual nominated to serve as a Class III Director and your proxy will be so voted unless you specify otherwise.


Meetings and Committees of the Board

   The Board of Directors has standing Audit, Compensation and Nominating Committees. The Board of Directors does not have a Finance Committee. The Board of Directors held eight meetings in 1997. Each director attended at least 75% of the full board meetings and meetings of committees on which such Director served in 1997.

   The Audit Committee, consisting of Messrs. Carver, Mealy and Goughenour, nominates the Company's independent auditors for approval by the Board of Directors and reviews the scope, results and costs of the audit with the Company's independent auditors. It also reviews the financial statements of the Company and the audit function to assure full compliance with the requirements of regulatory agencies and full disclosure of necessary information to the stockholders of the Company. The Audit Committee was established in November 1995 and held two meetings in 1997. It has recommended the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 1998.

   The Compensation Committee, consisting of Messrs. Carver, Coder and Mealy, establishes compensation levels for the executive officers of the Company, including the annual bonus plan for senior management, and administers the Company's 1993 Stock Option Plan, as amended. The Compensation Committee held one meeting in 1997.

   The Nominating Committee, consisting of Messrs. Carver and Mealy, nominates persons for election as directors of the Company. The Nominating Committee was established in March 1997 and held two meetings in 1997.


Director Compensation

   Directors of the Company who are not employees of the Company receive a fee of $1,500 (or its equivalent in stock options) for each Board of Directors meeting they attend and $500 (or its equivalent in stock options) for each Committee meeting they attend and are reimbursed for their expenses incurred in connection with their responsibilities as directors.

   Mr. Coder receives compensation of $2,000 per month plus bonus (equal to $37,500 for 1997) and full medical benefits in consideration for performing his duties as Chairman of the Board. In addition, Mr. Goughenour performs consulting services to the Company at a daily rate of $2,000.

   The Director Stock Option Plan, approved at the 1997 Annual Meeting of Stockholders, allows non-employee Directors to receive stock options in lieu of cash compensation for attendance at Board of Directors and Committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based solely on a review of Forms 3s and 4s furnished to the Company pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, all such forms were filed on a timely basis by reporting persons in 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table indicates, as of February 28, 1998 (unless otherwise noted), beneficial ownership of Common Stock by directors, certain executive officers and persons known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock, and all directors and executive officers of the Company as a group. Unless otherwise indicated, the person listed has sole voting and investment power.

                                              Amount and
                                              Nature of
Name and Address of                           Beneficial       Percent of
 Beneficial Owners                            Ownership           Class
-------------------                           ----------       ----------
 Roy J. Carver                                247,138(1)         3.71%
  2415 Park Avenue
  Muscatine, IA  52761

 Douglas B. Coder                             800,360(2)        12.02%
  8711 East Pinnacle Peak Road #127
  Scottsdale, AZ  85255

 James F. Goughenour                           12,305(3)          *
  1228 Euclid Avenue
  Cleveland, OH  44115

 Sean P. McGowan                              121,249(4)         1.82%
  8989 North Deerwood Drive
  Milwaukee, WI  53223

 Terrence L. Mealy                            909,394(5)        13.66%
  301 East Second Street
  Muscatine, IA  52761

 David M. Kogut                                40,582(6)          *
  8989 North Deerwood Drive
  Milwaukee, WI  53223

 Judith K. Fearn                               26,282(7)          *
  8989 North Deerwood Drive
  Milwaukee, WI  53223

 John F. Kramer                                13,433(8)          *
  8989 North Deerwood Drive
  Milwaukee, WI  53223

 Steven S. Rishel                              11,483(9)          *
  8989 North Deerwood Drive
  Milwaukee, WI  53223

 Michael D. Schulz                                  0(10)         *
  8989 North Deerwood Drive
  Milwaukee, WI  53223

 James G. Stowers                             384,000(11)        5.77%
  8989 North Deerwood Drive
  Milwaukee, WI  53223


 Dennis L. Templar                            347,864(12)        5.23%
  7421 Vardon Way
  Fort Collins, CO  80525

 State of Wisconsin Investment Board          795,000(13)       11.96%
  Post Office Box 7842
  Madison, WI  53707

 Massachusetts Financial Services             315,500(14)        4.7%
  500 Bolston Street, 15th Floor
  Boston, MA  02116

 All directors and executive officers
  as a group (15 persons)                   2,595,388(15)       38.99%

------------
*Less than 1% of the outstanding Common Stock.

(1)Represents options to purchase 12,396 shares, all of which are immediately exercisable.
(2)Includes 36,271 shares held by Mr. Coder's spouse, 286,240 shares held by S&S Partnership and 104,498 shares held in trust for the benefit of Mr. Coder's children. Mr. Coder disclaims beneficial ownership of all such shares. Mr. Coder has sole voting and investment power with respect to 355,137 shares and shared voting and investment power with respect to 433,009 shares. Also includes options to purchase 12,214 shares, all of which are immediately exercisable.
(3)Represents options to purchase 12,305 shares, all of which are immediately exercisable.
(4)Includes options to purchase 106,249 shares which are exercisable within 60 days of February 28, 1998.
(5)Represents options to purchase 12,305 shares, all of which are immediately exercisable.
(6)Includes options to purchase 36,332 shares which are exercisable within 60 days of February 28, 1998.
(7)Includes options to purchase 26,082 shares which are exercisable within 60 days of February 28, 1998.
(8)Includes options to purchase 12,433 shares which are exercisable within 60 days of February 28, 1998.
(9)Includes options to purchase 11,183 shares which are exercisable within 60 days of February 28, 1998.
(10)The issuance of Mr. Schulz's options to purchase shares is scheduled for approval at the next regularly scheduled Board of Directors meeting; he does not currently hold any options.
(11)Includes 20,000 shares held in the name of Mr. Stowers' minor children as to which Mr. Stowers disclaims beneficial ownership. Mr. Stowers has sole voting and investment power with respect to 364,000 shares and shared voting and investment power with respect to 20,000 shares.
(12)This information is based on a Schedule 13G dated February 8, 1998.
(13)This information is based on a Schedule 13G dated January 20, 1998.
(14)This information is based on a Schedule 13G dated February 12, 1998.
(15)Includes options to purchase 264,261 shares which are exercisable within 60 days of February 28, 1998.

                           EXECUTIVE OFFICERS*

   Name                       Age   Position
   ----                       ---   --------
   Sean P. McGowan . . . . .  37    President and Chief Executive Officer
   Michael D. Schulz . . . .  45    Executive Vice President and Chief
                                    Operating Officer
   James G. Stowers  . . . .  54    Senior Vice President-Corporate
                                    Development
   David M. Kogut  . . . . .  46    Senior Vice President-Customer
                                    Satisfaction
   Peter J. Briehl . . . . .  40    Vice President-Development and Delivery
   Judith K. Fearn . . . . .  36    Vice President-European Operations
   David Harney  . . . . . .  59    Vice President-Research and Development
   Thomas G. Hickinbotham  .  53    Vice President-Finance & Administration
                                    and Chief Financial Officer
   Douglas J. Kennedy  . . .  34    Vice President-Professional Services
                                    Organization
   John F. Kramer  . . . . .  34    Vice President-North American Sales
   Steven S. Rishel  . . . .  32    Vice President-Marketing

----------
* Information current as of March 3, 1998

   SEAN P. MCGOWAN has served the President and Chief Executive Officer since August 1997. Prior thereto, Mr. McGowan served as President and Chief Operating Officer; and as Senior Vice President-North American Operations since joining the Company in May 1996. Prior to joining the Company, Mr. McGowan served as General Manager and as Sales Manager at Professional Control Corporation from 1991 to 1996; as General Manager and part-owner of All-Prox Distribution Services, Inc., from 1986 to 1991 and as a salesman for Sencon, an Industrial Controls corporation, with territories including the East Coast and Midwest from 1982 to 1985.

   MICHAEL D. SCHULZ has served as Executive Vice President and Chief Operating Officer since January 1998. Prior to joining the Company, Mr. Schulz served as Director of Information Systems for Case Corporation from December 1996 to January 1998; as Director Information Services, Worldwide Data Centers and Global Network Operations from August 1995 to December 1996; and Director of European Data Systems for Case Corporation from June 1990 to August 1995.

   JAMES G. STOWERS is one of the cofounders of the Company and has served as its Senior Vice President-Corporate Development since April 1994. Prior thereto, Mr. Stowers served as a Vice President of the Company with various marketing, sales and management responsibilities. Mr. Stowers was a director of the Company from August 1982 to November 1993.

   DAVID M. KOGUT has served as Senior Vice President-Customer Satisfaction since October 1997. Prior thereto, Mr. Kogut served as Senior Vice President-Operations from January 1997 to October 1997; as Vice President-Customer Service from October 1995 to January 1997; as Vice President-Marketing from October 1993 to October 1995 and as Vice President-Systems Integration since rejoining the Company in October 1991.

   PETER J. BRIEHL has served as Vice President-Development and Delivery since October 1997. Prior thereto, Mr. Briehl served as Director of Advanced

Technology of the Company from August 1996 to October 1997 and as Manager of Software Distribution from February 1996 to August 1996. Prior to joining the Company, Mr. Briehl was employed for over twenty years by the United States Marine Corps. and served as the Training and Operations Head at the Computer Science School in Quantico, Virginia from July 1994 to February 1996.

   JUDITH K. FEARN has served as Vice President-European Operations since December 1995 and prior thereto served as the Company's Managing Director-United Kingdom from May 1994. Prior to joining the Company, Ms. Fearn was employed for over eight years by Calidus Systems, a competitor of the Company, and served as its Principal Consultant/Account Manager from 1992 to 1994, and as its Research and Development Manager from 1989 to 1992.

   DOUGLAS J. KENNEDY has served as Vice President-Professional Services Organization since August 1996. From December 1995 to August 1996, Mr. Kennedy served as Director-Retail Operations of the Company and as a Project Manager from November 1994 to November 1995. Prior to joining the Company, Mr. Kennedy worked in various positions at Woolworth Corporation.

   JOHN F. KRAMER has served as Vice President-North American Sales since October 1996. From January 1996 to October 1996, Mr. Kramer served as Regional Sales Manager for the Northeast United States. Prior to joining the Company, Mr. Kramer was employed as a Regional Salesperson for Pansophic/Computer Associates from December 1990 to January 1996.

   DAVID L. HARNEY has served as Vice President-Research and Development of the Company since December 1992 and served as Vice President-Software Development from February 1991 to December 1992.

   THOMAS G. HICKINBOTHAM has served as Vice President-Finance &
Administration and Chief Financial Officer since June 1997. Prior thereto, Mr. Hickinbotham served as the Chief Financial Officer at Rent, Inc. and owned and operated Essentials of International Business, Inc. from 1990 to June 1997.

   STEVEN S. RISHEL has served as Vice President-Marketing since August 1996. Prior to joining the Company, Mr. Rishel served as a Regional Manager at Computer Technology Corporation from August 1993 to August 1996. Prior thereto, Mr. Rishel served as a Regional Manager at Tayio America.

                           EXECUTIVE COMPENSATION

	Summary Compensation Table. The following table sets forth the compensation paid by the Company to the Chief Executive Officer and certain of the other most highly compensated executive officers (collectively, the "named executive officers") of the Company for services rendered in all capacities to the Company for the years ended December 31, 1995, 1996 and 1997.

                          Summary Compensation Table

Named and Principal Position
----------------------------
                   Annual Compensation     Long Term Compensation Awards
             Year   Salary($)   Bonus   Securities Underlying Options(#)(1)(2)
             ----  -------------------  --------------------------------------
Sean P. McGowan, President and Chief Executive Officer
             1997   210,435         -                  150,000
             1996   114,845    40,000                  120,000

David M. Kogut, Sr. Vice President-Customer Satisfaction
             1997   131,632         -                   65,000
             1996    90,203         -                   30,000
             1995    84,037         -                   25,000

Judith K. Fearn, Vice President-European Operations
             1997   137,083         -                   10,000
             1996   118,400         -                   10,000
             1995    99,200     8,394                   45,000

John F. Kramer, Vice President-North American Sales
             1997   129,750    87,112(3)                33,000
             1996    92,160    10,620(3)                17,000

Steven S. Rishel, Vice President-Marketing
             1997   106,412          -                  33,000
             1996    47,265      9,780                  17,000

---------------
(1)None of the named executive officers held restricted stock at the end of 1997.
(2)Option grants noted herein represent the option grants in the period in which they were originally granted. Due to repricings effected by the Company, some of the original option grants were repriced in subsequent periods.
(3)Represents sales commissions paid to Mr. Kramer.

   Options. The Company granted options to the named executive officers during fiscal 1997 as set forth below.

                  Option Grants in Last Fiscal Year (1997)

                                       Percentage of
                                       Total Options
                                         Granted to    Exercise
                 Number of Securities   Employees in    Price     Expiration
Name        Underlying Options Granted  Fiscal 1997  ($/Share)(1)    Date
----        --------------------------  -----------  ------------    ----
Sean P. McGowan     110,000(2)(3)          7.53%        3.50        03/12/07
                     45,000(3)(4)          3.08%        3.50        03/12/07
                    105,000(5)             7.18%        2.75        04/28/07
David M. Kogut       25,000(6)             1.71%        3.50        03/12/07
                     50,000(7)             3.42%        3.50        03/12/07
                     15,000(8)             1.03%        2.75        04/28/07
Judith K. Fearn      45,000(9)             3.08%        3.50        03/12/07
                     10,000(10)            0.68%        3.50        03/12/07
                     10,000(11)            0.68%        3.50        03/12/07
John F. Kramer        2,000(12)(13)        0.14%        3.50        03/12/07
                     18,000(13)(14)        1.23%        4.3125      07/21/07
                     15,000(13)(15)        1.03%        5.50        12/05/07
Steven S. Rishel     15,000(13)(16)        1.03%        3.50        03/12/07
                      2,000(13)(17)        0.14%        3.50        03/12/07
                     18,000(13)(18)        1.23%        4.3125      07/21/07
                     15,000(13)(19)        1.03%        5.50        12/05/07

----------
(1)Options were granted or repriced at an exercise price equal to the fair market value of the shares as of the date of grant or date of repricing.
(2)Represents repricing of options granted in 1995. In connection with the repricing, the option vesting schedule was reset as of the date of repricing (March 12, 1997). The repriced options vest 20% on the first anniversary of the date of grant and 1-2/3% each month thereafter, provided Mr. McGowan remains an employee of the Company.
(3)All such options shall vest upon the earliest of the date of Mr. McGowan's termination of employment in certain circumstances, the date of a change in control of the Company or December 31, 1999. In addition, one-half of all options held by Mr. McGowan which are not vested on December 31, 1998 shall vest on such date.
(4)The options vest 20% on the first anniversary of the date of grant (March 12, 1997) and 1-2/3% each month thereafter provided Mr. McGowan remains an employee of the Company.
(5)70,000 of the options vested on December 1, 1997 and 35,000 of the options vest December 1, 1998, provided Mr. McGowan remains an employee of the Company.
(6)Represents repricing of options granted in 1995. In connection with the repricing, the option vesting schedule was reset as of the date of repricing (March 12, 1997). The repriced options vest 20% on the first anniversary of the repricing and 1-2/3% each month thereafter provided Mr. Kogut remains an employee of the Company.
(7)The options vest 20% on the first anniversary of the date of grant (March 12, 1997) and 1-2/3% each month thereafter provided Mr. Kogut remains an employee of the Company.
(8)The options vest 50% on December 1, 1997 and 50% on December 1, 1998 provided Mr. Kogut remains an employee of the Company.
(9)Represents repricing of options granted in 1995. In connection with the repricing, the option vesting schedule was reset as of the date of repricing (March 12, 1997). The repriced options vest 20% on the first anniversary of the repricing and 1-2/3% each month thereafter provided Ms. Fearn remains an employee of the Company.
(10)Represents repricing of options granted in 1996. In connection with the repricing, the option vesting schedule was reset as of the date of repricing (March 12, 1997). The repriced options vest 20% on the first anniversary of the repricing and 1-2/3% each month thereafter provided Ms. Fearn remains an employee of the Company.
(11)The options vest 20% on the first anniversary of the date of grant (March 12, 1997) and 1-2/3% each month thereafter provided Ms. Fearn remains an employee of the Company.
(12)Represents repricing of options granted in 1996. In connection with the repricing, the option vesting schedule was reset as of the date of repricing (March 12, 1997). The repriced options vest 20% on the first anniversary of the repricing and 1-2/3% each month thereafter provided Mr. Kramer remains an employee of the Company.
(13)All such options shall vest upon the earlier of the date of a change in control of the Company or December 31, 1999. In addition, one-half of such options which are not vested on December 31, 1998 shall vest on such date.
(14)The options vest 20% on the first anniversary of the date of grant (July 21, 1997) and 1-2/3% each month thereafter provided Mr. Kramer remains an employee of the Company.
(15)The options vest 50% on the date of grant (December 5, 1997) and 50% on December 1, 1998 provided Mr. Kramer remains an employee of the Company.
(16)Represents repricing of options granted in 1996. In connection with the repricing, the option vesting schedule was reset as of the date of repricing (March 12, 1997). The repriced options vest 20% on the first anniversary of the repricing and 1-2/3% each month thereafter provided Mr. Rishel remains an employee of the Company.
(17)Represents repricing of options granted in 1996. In connection with the repricing, the option vesting schedule was reset as of the date of repricing (March 12, 1997). The repriced options vest 20% on the first anniversary of the repricing and 1-2/3% each month thereafter provided Mr. Rishel remains an employee of the Company.
(18)The options vest 20% on the first anniversary of the date of grant (July 21, 1997) and 1-2/3% each month thereafter provided Mr. Rishel remains an employee of the Company.
(19)The options vest 50% on the date of grant (December 5, 1997) and 50% on December 1, 1998 provided Mr. Rishel remains an employee of the Company.

     Aggregated Option Exercises and Fiscal Year-End Option Value Table

   The following table provides information regarding the value of stock options held at December 31, 1997 by the persons named in the Summary Compensation Table. No executive officers exercised options in 1997.

             Aggregated Option Exercises in Last Fiscal Year and
                      Fiscal Year-End Option Values

                      Number of Securities
                     Underlying Unexercised       Value of Unexercised
                          Options/SAR             in-the-Money Options
                       at Fiscal Year-End          at Fiscal Year-End
                    -------------------------   -------------------------
Name                Exercisable Unexercisable   Exercisable Unexercisable
----                ----------- -------------   ----------- -------------
Sean P. McGowan       72,000     198,000           91,875     133,125
David M. Kogut        19,500      86,750           53,431      53,022
Peter J. Briehl            0      30,000                0      15,000
Judith K. Fearn       11,000      69,000           43,588      52,413
John F. Kramer        11,000      39,000                0       1,125
Steven S. Rishel       7,500      42,500                0       9,563

Employment Agreements; Service Agreements

   The Company and Mr. Stowers were parties to a letter agreement dated August 1, 1992 which set forth the terms under which Mr. Stowers continued to serve as Senior Vice President-Corporate Development through August 1, 1997. The agreement expired and Mr. Stowers has continued in his capacity as Senior Vice President-Corporate Development without an employment agreement, and as such, is entitled to participate in all benefits plans generally provided by the Company to its executive officers, including bonus plans, vacation plans and health and welfare plans. The Company entered into a letter agreement with Mr. Stowers in November 1997, setting forth severance and post-termination obligations of the Company in the event of Mr. Stowers' termination of employment in certain circumstances. In exchange for compensation as set forth in the agreement, Mr. Stowers agrees to perform consulting services to the Company on a part-time basis and agrees not to compete with the Company for a two 2 year period following his termination. In addition, the Company entered into a letter agreement with Mr. Stowers in September 1997, as subsequently amended, in which the Company agreed to pay certain health benefits to Mr. Stowers and his immediate family through a period which expires no later than December 31, 2018.

   The Company and Vaemond H. Crane were parties to a letter agreement dated October 30, 1995 which set forth the terms under which Mr. Crane would continue to serve as Chairman of the Board, President and Chief Executive Officer of the Company through June 30, 1999. In January 1997, Mr. Crane resigned all of his positions as an officer of the Company. Pursuant to the terms of an agreement between the Company and Mr. Crane, the October 1995 letter agreement was terminated, Mr. Crane received a lump sum payment in the amount of $190,000 and the Company redeemed 225,945 shares of Common Stock owned by Mr. Crane at a per share price of $4.75.

   The Company and Mr. Coder are parties to a letter agreement dated September 1997, as subsequently amended, under which the Company agreed to pay certain health benefits to Mr. Coder and his immediate family through a period which expires no later than December 31, 2011.


Repricing of Options

   In March 1997, the Company's Board of Directors approved the repricing of stock options granted in 1995 and 1996 as an additional incentive for employees of the Company to remain employed with the Company because certain of their options previously granted were issued at a price above the market value of the Company's Common Stock. The repricing was made effective March 12, 1997 at a per share option price of $3.50, the market value of the Company's Common Stock on that date. The repricing was made available to all employees on a voluntary basis and was made in exchange for the agreement of each such employee to modify the vesting schedule with respect to such options so that 20% of the shares would be vested on the first anniversary of the date of the option amendment (i.e. March 12, 1998) and the balance would vest at a rate of 1-2/3% per month over the next 48 months thereafter provided the optionee remains an employee of the Company.


                                PROPOSAL TWO
                     RATIFICATION OF INDEPENDENT AUDITORS

   Upon recommendation of the Audit Committee and subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed Ernst & Young LLP, an independent public accounting firm, to audit the financial statements of the Company for the year ending December 31, 1998. Ernst & Young LLP has audited the Company since 1993. Representatives of Ernst & Young LLP will attend the Annual Meeting and have the opportunity to make a statement if they so desire, and will also be available to answer questions.

   The affirmative vote of holders of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998. The Board of Directors recommends you vote FOR the ratification of the appointment of Ernst & Young LLP and your proxy will be so voted unless you specify otherwise.

                    SUBMISSION OF STOCKHOLDER PROPOSALS

   In accordance with the Company's By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the Company's 1999 Annual Meeting of Stockholders and other proposals to be submitted for consideration at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than January 27, 1999 and must otherwise be in accordance with the requirements of the Company's By-Laws. To be considered for inclusion in the proxy statement for the Company's 1999 Annual Meeting of Stockholders, stockholder proposals for consideration at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at the Company's principal executive offices by December 27, 1998. Such nominations or proposals must be submitted to Catalyst International, Inc., 8989 North Deerwood Drive, Milwaukee, Wisconsin 53223, Attention: Corporate Secretary. To avoid disputes as the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.


                              OTHER MATTERS

   Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be properly presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

   The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain stockholders by telephone, personal solicitation or facsimile.

   STOCKHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION AS FILED ON FORM 10-KSB AT NO COST BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, CATALYST INTERNATIONAL, INC., 8989 NORTH DEERWOOD DRIVE, MILWAUKEE, WISCONSIN 53223. EXHIBITS TO FORM 10-KSB WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING THE EXHIBITS.


                                      By Order of the Board of Directors,

                                      /s/ Mark T. Ehrmann
                                      Mark T. Ehrmann, Secretary

CATALYST INTERNATIONAL, INC.                                             PROXY
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      CATALYST INTERNATIONAL, INC.
          Annual Meeting of Stockholders - April 27, 1998

  The undersigend hereby appoints Sean P. McGowan and Mark T. Ehrmann, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorized each of them to represent and to vote, as designated hereon, all of the shares of common stock of Catalyst International, Inc. held of record by the undersigned on March 13, 1998, at the 1998 Annual Meeting of Stockholders of Catalyst International, Inc. to be held on April 27, 1998 or at any adjournment or postponement thereof.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be vote "FOR" (i) the election of the nominee as a Class III Director and
(ii) ratification of Ernst & Young LLP as the Company's independent auditors for 1998, all as more fully described in the accompanying Proxy Statement.




            DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


             CATALYST INTERNATIONAL, INC. 1998 ANNUAL MEETING

1.   ELECTION OF DIRECTOR:        1-ROY J. CARVER

     [_] FOR the nominee                    [_] WITHHOLD AUTHORITY
         listed to the left.                    to vote for the nominee
                                                listed to the left.

2. To ratify the appointment of Ernst & Young LLP as the Company's Independent auditors for 1998.

     [_] FOR            [_] AGAINST            [_] ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


Check appropriate box           Date _____________    NO. OF SHARES

Indicate changes below:
Address Change? [_]  Name Change? [_] ------------------------------------


                                      ------------------------------------
                                      SIGNATURE(S) IN BOX
                                      Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.